UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) November 19, 2008

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FERO INDUSTRIES, INC.

(Name of Small Business issuer in its charter)

   Colorado                                                   000-53337                                   01-0884561

(State or other jurisdiction of               (Commission File No.)                    (IRS Employer  incorporation or organization)                                                                  Identification Number)

17 Reeves Crescent, Red Deer, AB T4P 2Z4 Canada

 (Address of principal executive offices)

                                                                      (403) 827-7936

(Registrant’s telephone number)

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Item 8 01. Other Events

On November 18, 2008 the Board of Directors of the registrant passed unanimously a resolution authorizing a forward split of the authorized and issued and outstanding common shares on a three to one (5 – 1) basis bringing the total common shares issued and outstanding to 25,500,000 and authorized common shares to 400,000,000

A copy of the minutes of the meeting is including in this document as Exhibit 99.1

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

EXHIBITS

99.1 November 19, 2008 Minutes of The Board of Directors

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Fero Industries, Inc.

/s/ Leigh Ann Squire

Secretary, Treasurer and Director

November 19, 2008